Exhibit 99.4

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF HISOFT TECHNOLOGY INTERNATIONAL LIMITED November 6, 2012 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. RESOLVED, as an ordinary resolution: THAT, conditioned on the requisite vote being obtained to pass the HiSoft Capital Increase, the HiSoft Share Issuance and the HiSoft Articles Amendments (each as defined below), the consolidation of the share capital of the Company, in which every 13.9482 issued and unissued common shares, par value US$0.0001 per share, of the Company would be consolidated into one common share, par value US$0.00139482 per share, of the Company (such consolidation of the share capital of the Company, the "HiSoft Share Consolidation"), such that following the HiSoft Share Consolidation, the authorized share capital of the Company would be US$87,200 divided into 62,517,028 common shares, par value US$0.00139482 per share, of the Company, be and hereby is authorized and approved; 2. RESOLVED, as an ordinary resolution: THAT, conditioned on the requisite vote being obtained to pass the HiSoft Share Issuance and the HiSoft Articles Amendments (each, as defined below), upon the passing of the above resolution authorizing and approving the HiSoft Share Consolidation, the increase in the authorized share capital of Company to US$167,378.40 divided into 120,000,000 common shares, par value US$0.00139482 per share, by the creation of an additional 57,482,972 common shares, par value US$0.00139482 per share, each to rank pari passu in all respects with the existing common shares (the "HiSoft Capital Increase"), be and hereby is authorized and approved; 3. RESOLVED, as an ordinary resolution: THAT, conditioned on the requisite vote being obtained to pass the HiSoft Share Consolidation, the HiSoft Capital Increase and the HiSoft Articles Amendments (as defined below), the allotment and issue of the Company's common shares, par value US$0.00139482 per share, including such shares underlying HiSoft American depositary shares (the "HiSoft Share Issuance"), that constitute the consideration for the merger (the "merger") pursuant to and in accordance with the terms and conditions set forth in the agreement and plan of merger dated as of August 10, 2012, as amended by the amendment dated as of August 31, 2012 (the "merger agreement"), by and among the Company, VanceInfo Technologies Inc. an exempted company with limited liability incorporated under the laws of the Cayman Islands, Chemistry Merger Sub Inc. , an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of HiSoft, and Chemistry Merger Sub II Inc. an exempted company with limited liability incorporated under the laws of the Cayman Islands, be and hereby is authorized and approved; 4. RESOLVED, as a special resolution: THAT, conditioned on the requisite vote being obtained to pass the HiSoft Share Consolidation, the HiSoft Capital Increase and the HiSoft Share Issuance, the name of the Company be changed from "HiSoft Technology International Limited" to "Pactera Technology International Ltd" in English and a name in Chinese, as set forth in the Hisoft Notice of Extraordinary General Meeting of the Shareholders ("Hisoft EGM Notice") with effect from the effective time of the merger be and hereby is authorized and approved; 5. RESOLVED, as a special resolution: THAT, conditioned on the requisite vote being obtained to pass the HiSoft Share Consolidation, the HiSoft Capital Increase and the HiSoft Share Issuance, the memorandum of association of the Company be amended from the effective time of the merger as follows (the "Amended Memorandum"): (i) Clause 1 of the memorandum of association of the Company be deleted in its entirety and replaced by the following: "1. The name of the company is "Pactera Technology International Ltd" in English and a name in Chinese, as set forth in the Hisoft EGM Notice; and (ii) Clause 6 of the memorandum of association of the Company be deleted in its entirety and replaced by the following: "6. The authorized share capital of the Company is US$167,378.40 divided into 120,000,000 common shares of par value US$0.00139482 each ("Common Shares") with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2011 Revision) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any condition or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained PROVIDED ALWAYS that, notwithstanding any provision to the contrary contained in this Memorandum of Association, the Company shall have no power to issue bearer shares."; AND THAT, conditioned on the requisite vote being obtained to pass the HiSoft Share Consolidation, the HiSoft Capital Increase and the HiSoft Share Issuance, the articles of association of the Company be amended with effect from the effective time of the merger as follows (the "Amended Articles" and, together with the Amended Memorandum, the "HiSoft Articles Amendments"): (i) Under Article 2(1), the definition of the "Company" be amended as follows: "Company" "Pactera Technology International Ltd" in English and a name in Chinese, as set forth in the Hisoft EGM Notice. (ii) The last sentence of Article 114, as set forth below, be deleted in its entirety: "In the case of any equality of votes the chairman of the meeting shall have an additional or casting vote."; and 6. RESOLVED, as an ordinary resolution: THAT in the event that there are insufficient proxies received at the time of the EGM to authorize and approve the HiSoft Share Consolidation, the HiSoft Capital Increase, the HiSoft Share Issuance and the HiSoft Articles Amendments proposed at the EGM, the chairman of the EGM be instructed to adjourn the EGM in order to allow HiSoft to solicit additional proxies; FOR AGAINST ABSTAIN RESOLUTIONS PRESENTED FOR CONSIDERATION AT THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS ON NOVEMBER 6, 2012. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. ------------------ ---------------- FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 HISOFT TECHNOLOGY INTERNATIONAL LIMITED Proxy for Extraordinary General Meeting of Shareholders (Continued and to be signed on the reverse side.)